Exhibit 8(b)(1)

                                AGENCY AGREEMENT

            AGREEMENT dated as of January 1, 1979 between State Street Bank and Trust Company, a company organized under the laws of the Commonwealth of Massachusetts (the "Custodian"), and The Bank of New York, London office (the "Agent").

                              W I T N E S S E T H:

            WHEREAS, the Custodian entered into a custodian agreement with Scudder Duo-Vest Inc. (the "Fund") dated March 20, 1967;

            WHEREAS, the Custodian desires to utilize the Agent as its agent for the purpose of holding certificates of deposit and other securities of the Fund outside the United States in order to enable the Fund to complete transactions involving such securities;

            NOW, THEREFORE, the Custodian and the Agent hereby agree as follows:

I. The Agent represents and warrants to the Custodian and to the Fund that it is a "bank" as that term is defined in section 2(a)(5) of the Investment Company Act and that it has not less than $2,000,000 aggregate capital, surplus and undivided profits.

II. The Custodian may from time to time deposit securities with the Agent. The Agent shall not be responsible for any property of the Fund not delivered to the Agent.

III. The Agent shall hold and dispose of the securities hereafter held by or deposited with the Agent as follows:

            A. The Agent shall hold in a separate account, and physically segregated at all times from those of any other persons, firms or corporations, pursuant to the provisions hereof, all certificates of deposit and other securities received by it for the account of the Custodian as custodian for the Fund. If any such securities are registered in nominee name, such name shall be used solely for the Fund. All such securities are to be held or disposed of by the Agent for, and subject at all times to the instructions of the Custodian pursuant to the terms of this Agreement.

            B. In the case of a transaction involving the purchase for the Fund of a certificate of deposit, the Agent, unless otherwise instructed by the Custodian, will wire the Custodian promptly upon receipt of any such certificate, so that the Custodian will be able to authorize the release of funds of the Fund for the purchase of the certificate.

            C. In the case of transactions involving the sale for the Fund of a certificate of deposit, or the presentation of such a certificate for payment upon maturity, the Agent will deliver the certificate as instructed by the Custodian.

            D. In the case of securities other than certificates of deposit, the Agent shall release or deliver such securities only upon receipt of instructions from the Custodian, and only for the following purposes:

            (1) upon sale of any such securities for the account of the Fund against receipt of payment therefor by cash, certified or cashier's check, or bank credit;

            (2) to the issuer thereof or its agent when securities are called, redeemed, retired or otherwise become payable, against receipt of payment therefor by cash, certified or cashier's check or bank credit;

            (3) for exchange for a different number of certificates representing the same aggregate face amount or number of units, provided that, in any such case, the new securities and cash, if any, are delivered to the Agent;

            (4) upon receipt from the Custodian of instructions directing disposition of securities in a manner other than or for purposes other than the manners and purposes enumerated in the foregoing three paragraphs; provided, however, that disposition pursuant to this paragraph
      (4) shall be made by the Agent only upon receipt of instructions from the Custodian specifying the amount of such securities to be delivered, the purpose for which the delivery is to be made, and the name of the person or persons to whom such delivery is to be made.

IV. All instructions shall be in writing executed by the Custodian, and the Agent shall not be required to act on instructions otherwise communicated; provided, however, that the Agent may in its discretion act on the basis of instructions received via telecommunications facilities


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

if the Agent reasonably believes such instructions to have been dispatched by the Custodian. The Agent may require that instructions received via telecommunications facilities be authenticated. The Agent shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have been properly executed. The Agent may receive and accept a certificate signed by the secretary of the Custodian as conclusive evidence of the authority of any person to act on behalf of the Custodian, and such certificate may be considered as in full force and effect until receipt by the Agent of written notice to the contrary.

V. The Agent shall execute on behalf of the Custodian, in the Fund's name, any declarations, affidavits, or certificates or ownership which may be necessary or useful from time to time for the Agent to perform any or several of its obligations arising under the provisions of this Agreement.

VI. If the Agent shall receive any notices or reports in respect of securities held by it hereunder, it shall promptly upon receipt thereof transmit to the Custodian by airmail, telecommunications facilities, or comparable means any such notices or reports.

VII. On each day on which there is a securities transaction for the account of the Custodian as custodian for the Fund, the Agent shall dispatch to the Custodian (and to the Fund if requested) a securities advice. The Agent shall furnish the Custodian at the end of every month a statement of the securities held by the Agent for the Custodian as custodian for the Fund. Such statements shall be sent by air mail, telecommunications facilities or comparable means to the Custodian within 15 days after the end of each month. The Agent shall furnish the Custodian with such additional statements as the Custodian may reasonably request.

VIII. As compensation for the services rendered pursuant to this Agreement, the Custodian shall pay the Agent a fee computed in accordance with the schedule attached hereto as Exhibit A, as such schedule may be amended from time to time by written agreement between the Custodian and the Agent. The Custodian shall reimburse the Agent for any reasonable out-of-pocket expenses incurred by the Agent in connection with its obligations hereunder.

IX. Upon request, the Custodian shall deliver, or shall request the Fund to deliver, to the Agent, such powers-of-attorney or other instruments as may be necessary or desirable in connection with the performance by the Agent of its obligations under this Agreement.


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

X. So long as and to the extent that it is in the exercise of reasonable care, the Agent shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement. The Agent shall not be liable for any action taken or omitted in good faith upon any notice, request, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties. The Agent shall be obligated to exercise reasonable care and diligence (the standard for which shall be that applicable to a bailee for hire under Massachusetts law) in carrying out the provisions of this Agreement. Notwithstanding the foregoing, the Agent shall not be liable for any violation by the Fund or any limitation applicable to its powers to make expenditures, to invest in or pledge securities or to borrow which involves action by the Agent, provided that such action was authorized in accordance with Paragraphs III or IV hereof. The Agent shall be entitled to and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

XI. This Agreement may be terminated at any time by the Custodian or the Agent by giving written notice to the other party at least thirty (30) days prior to the date on which such termination is to become effective. In the event of termination, the Agent will deliver any securities held by it to the Custodian or to such successor agent as the Custodian shall instruct in a manner to be mutually agreed upon by the parties hereto or, in absence of such agreement, in a reasonable manner. Further in the event of termination, the Agent shall be entitled to receive prior to the delivery of the securities held by it all accrued fees and unreimbursed expenses the payment of which is contemplated by Paragraph VIII hereof upon receipt by the Custodian of a final statement setting forth such fees and expenses.

XII. Except as the parties shall from time to time otherwise agree, all instructions, notices, reports and other communications contemplated by this Agreement shall be dispatched as follows:

      If to the Custodian:       State Street Bank and
                                   Trust Company
                                 225 Franklin Street
                                 Boston, Massachusetts 02110
                                 Telex No.: 940956
                                 Answerback STSTBK2 QNCY


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

      If to the Agent:           The Bank of New York
                                 147 Leadenhall Street
                                 London  EC3V 4PN  England

                                 Telex No.: 884502
                                   Answerback LOBONY G

XIII. This Agreement constitutes the entire understanding and agreement of the parties hereto, and neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated except by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

XIV. This Agreement shall be binding upon and shall inure to the benefit of the Custodian and the Agent and their successors and assignees, provided that neither the Custodian nor the Agent may assign this Agreement or any of the rights or obligations hereunder without the prior written consent of the other party.

XV. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts. The parties hereto agree that notwithstanding any provision or provisions of this Agreement of apparent contrary effect, the Agent shall have no obligation to take any action which is contrary to any or several applicable provisions of the laws, orders or regulations of England. The Agent shall not be liable for any expenses or damage to the Custodian or the Fund that may result from violation of any or several of the foregoing laws, orders and regulations, except as such expense or damage is caused by the wilful misconduct or negligence of the Agent.

XVI. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. This Agreement shall become effective when one or more counterparts have been signed and delivered by each of the parties.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                       STATE STREET BANK AND TRUST COMPANY



                                       By /s/ E D Hawkes, Jr.
                                          --------------------------------------
                                                Vice President


                                       THE BANK OF NEW YORK



                                       By /s/ [ILLEGIBLE]
                                          --------------------------------------


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                                   SCHEDULE A
                               TO AGENCY AGREEMENT
                   BETWEEN STATE STREET BANK AND TRUST COMPANY
                            AND THE BANK OF NEW YORK

            The fee pursuant to Section X shall be $25 for each transfer of a security into or out of the agency account.



                                       Dated:  January 1, 1979